Exhibit 10.1

AMENDMENT NO. 3 TO MERCHANDISING AGREEMENT

THIS AMENDMENT NO. 3 TO MERCHANDISING AGREEMENT (this “Amendment”) between (1) SEARS, ROEBUCK AND CO., a New York corporation (“SRC”), KMART CORPORATION, a Michigan corporation (“Kmart” and together with SRC, “Seller”), and (2) SEARS HOMETOWN AND OUTLET STORES, INC., a Delaware corporation (“SHO”), SEARS AUTHORIZED HOMETOWN STORES, LLC, a Delaware limited liability company (“SAHS”), and SEARS OUTLET STORES, L.L.C., a Delaware limited liability company (“Outlet Co.” and together with SHO and SAHS, “Buyer”), is retroactive to December 31, 2014 (the “Amendment Date”), is entered into as of the date of the last signature hereto and amends that certain Merchandising Agreement between Seller and Buyer dated August 8, 2012 (as amended, the “Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

WHEREAS, the parties have agreed to amend certain provisions of the Agreement as provided for below.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and other good and valuable consideration contained herein, the parties agree as follows:

1.
Invoice Cost Clarification. For clarity, the parties note the term “HTS Invoice Price” in the agreement includes amounts that were previously included in Seller’s invoice costs for HTS Products but which costs Seller agrees with the vendor to pay separately (“Added Costs”). Buyer’s shall pay its share of all Added Costs; regardless of whether they are incurred prior to or after the Amendment Date. Seller has provided, and shall provide, Buyer prompt notice of all Added Costs and changes to Added Costs after they are agreed to by Seller and its vendors, after which notice Buyer may as soon as reasonably practicable revise its forecasts for HTS Products for which Seller has not yet entered a purchase order into its purchase order system and that are affected by the noticed Added Costs or changes thereto.

2.
SHC’S SOLE OBLIGATION. Sears Holding Corporation (“SHC”) is signing this Amendment’s pursuant to Section 21 (SHC’S Sole Obligation) of the Agreement. SHC signature does not expanded SHC obligations under the Agreement.

3.
No Other Amendments. Except as expressly amended herein, the Agreement shall continue in full force and effect, in accordance with its terms, without any waiver, amendment or other modification of any provision thereof, including the parties’ choice of Illinois law (pursuant to Section 22.(s) of the Agreement) which also applies to this Amendment.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth below by their respective officers thereunto duly authorized.

SEARS, ROEBUCK AND CO. KMART CORPORATION By: Sears Holdings Management Corporation, their agent By: /s/ ROBERT A. RIECKER Robert A. Riecker VP Controller May 11, 2015	SEARS HOMETOWN AND OUTLET STORES, INC. By: /s/ CHARLES J. HANSEN Charles J. Hansen Vice President May 11, 2015
SEARS HOLDINGS CORPORATION By: /s/ ROBERT A. RIECKER Robert A. Riecker VP Controller May 11, 2015	SEARS AUTHORIZED HOMETOWN STORES, LLC By: /s/ CHARLES J. HANSEN Charles J. Hansen Vice President May 11, 2015
SEARS OUTLET STORES, L.L.C. By: /s/ CHARLES J. HANSEN Charles J. Hansen Vice President May 11, 2015